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                                                                      Exhibit 3a

                                STATE OF DELAWARE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRST FRANKLIN CORPORATION

         Section 1. CORPORATE TITLE. The name of the Corporation is First Franklin Corporation.

         Section 2. DURATION. The duration of the Corporation is perpetual.

         Section 3. POWERS. The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Section 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue shall be twelve million (12,000,000), of which ten million (10,000,000) shall be common stock, par value $.0l per share, and two million (2,000,000) of which shall be preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

         The authorized shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its stockholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Except as permitted by Delaware law, neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of the issuance of a stock dividend on the capital stock, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

         Section 5. PREEMPTIVE RIGHTS. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.


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         Section 6. INTERNAL AFFAIRS. The Corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than seven nor more than fifteen directors. The number of directors shall be as stated in the Corporation's bylaws, as may be amended from time to time. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; and provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

         Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.

         The board of directors or the stockholders may adopt, alter, amend or repeal the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

         No director shall be removed except for cause and then only by affirmative vote of at least two-thirds of the total votes eligible to be cast by the stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least 20 days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

         All actions required or permitted to be taken by the stockholders shall be voted upon at an annual or special meeting of the stockholders rather than by written consent in lieu of a meeting.

         Section 7. REGISTERED OFFICE. The street address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.



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         Section 8. CALL OF SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president or a majority of the directors then in office.

         Section 9. APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL. The provisions of this Section 9 shall become effective upon the consummation of the conversion of Franklin Savings and Loan Company (the "Company") to a capital stock savings and loan association and the Company concurrently becoming a wholly owned subsidiary of the Corporation. In the event that thereafter the Company (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this Section 9 shall thereupon cease to be effective.

                  Subsection 1. Five-Year Restrictions on Acquisitions of
                                Control and Offers to Acquire Control.

                           For a period of five years after the consummation of
                  the conversion of the Company to a capital stock savings and loan association, no Person (as defined in Section 10 hereof) shall acquire control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose. The terms "Control" and "Offer" as used in this
                  Section 9 are defined in Subsection 5 hereof. The term "Person" as used in this Section 9 is defined in Section 10 hereof.

                  Subsection 2. Shareholder Vote and Regulatory Approval
                                Required for Acquisition of Control at any Time.

                           No Person shall acquire Control of the Corporation at
                  any time, unless such acquisition has been approved prior to its consummation either by the affirmative vote of the holders of at least two-thirds of the outstanding Voting Shares or, in the event the acquisition has been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board called for that purpose, by the affirmative vote of the holders of at least a majority of the outstanding Voting Shares, in either case at a duly constituted meeting of shareholders called for such purpose. In addition, no Person shall acquire



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                  Control of the Corporation at any time without obtaining prior thereto all federal regulatory approvals required under the Change in Savings and Loan Control Act (the "Control Act") and the Savings and Loan Holding Company Act (the "Holding Company Act"), or any successor provisions of law, and in the manner provided by all applicable regulations of the Federal Savings and Loan Insurance Corporation (the "FSLIC"). In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Section 9 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions. The term "Voting Shares" as used in this Section 9 is defined in Section 10 hereof.

                  Subsection 3.  Excess Shares.

                           In the event that Control of the Corporation is
                  acquired in violation of this Section 9, all Voting Shares owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under Subsection 5 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Section 9. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or
                  (iv) be transferable except with the approval of the board of directors or by an independent trustee appointed by the board of directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the beneficial owner of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and (iii) third, to the Corporation as to any remaining balance.

                  Subsection 4.  Approval Required for Offers to Acquire Control
                                 after Five Years.

                  After five years from the consummation of the conversion of the Company to a capital stock savings



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                  and loan association, no Person shall make any Offer to
                  acquire Control of the Corporation, if the common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

                                    (1) The Offer shall have been approved by at
                           least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose, or

                                    (2) The Person proposing to make such Offer
                           shall have obtained approval from the FSLIC, pursuant to the Control Act, the Holding Company Act, or any successor provisions of law, to acquire control of the Corporation.

                  Subsection 5.  Certain Definitions.

                           For purposes of this Section 9 the following terms
                  shall be defined as follows:

                                    A. The term "Control" shall mean the sole or
                           shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10 percent or more of the Voting Shares; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "Control."

                                    B. The term "Offer" shall mean every offer
                           to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, Voting Shares.

                  Subsection 6.  Inapplicability to Public Offering or Employee
                                 Stock Benefit Plans.

                           This Section 9 shall not apply to an acquisition or
                  Offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities, or (ii) by an employee stock purchase



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                  plan or other employee benefit plan of the Corporation or any of its subsidiaries.

                  Subsection 7.  References to FSLIC.

                           In the event that the accounts of the Company (or any
                  successor institution) become insured by the Federal Deposit Insurance Corporation ("FDIC") in lieu of the FSLIC, all references in this Section 9 to the FSLIC shall be deemed to refer to the FDIC, and related references to the Control Act and the Holding Company Act shall be deemed to be references to applicable statutes relating to banks the accounts of which are insured by the FDIC.

         Section 10.   Business Combinations.
                       ---------------------

                  Subsection l.  Rights of Stockholders.

                           The affirmative vote of the holders of 80 percent or
                  more of the outstanding Voting Shares, voting as a single class, shall be required for the approval or authorization of any Business Combination, provided, however, that the 80 percent voting requirement shall not be applicable and such Business Combination shall be approved by the vote required by law or by any other provision of this Certificate of Incorporation if either:

                                    (l) The Business Combination is approved by
                           the board of directors of the Corporation by the affirmative vote of at least two-thirds of the Continuing Directors, or

                                    (2) All of the following conditions are
                           satisfied:

                                            (a) The aggregate amount of the cash
                           and the fair market value (as determined by two-thirds of the Continuing Directors) of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of
                           (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, and dealer-management compensation, and with appropriate adjustments for recapitalizations,



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                           stock splits, stock dividends and like transactions
                           and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the 12-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced; and

                                            (b) The consideration to be received
                           in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related person in acquiring capital stock already owned by it, provided, however, if the Related Person has paid for shares of capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall be either cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

                                            (c) A proxy statement responsive to
                           the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the front thereof, in a prominent place
                           (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public



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                           stockholders (other than the Related Person) of the
                           Corporation.

                  Subsection 2.  Definitions and Terms.

                           (1)      Definitions with Respect to Section.

                           For purposes of this Section 10, the following terms
                  shall be defined as follows:

                                    (a) The term "Business Combination" shall
                           mean (i) any merger or consolidation of the Corporation or a Subsidiary with a Related Person,
                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in a single transaction or series of related transactions, other than in the ordinary course of business (as determined by two-thirds of the Continuing Directors) to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value (as determined by two-thirds of the Continuing Directors) of $1,000,000 or more, (iii) the issuance or transfer by the Corporation of any Voting Shares or securities convertible into such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (iv) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (vi) any merger or consolidation of the Corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument, which is substantially identical to this
                           Section 10, and (vii) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Subsection 2(1)(a).

                                    (b) The term "Related Person" shall mean any
                           individual, partnership, corporation, trust or other Person which, together with its "affiliates"



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                           and "associates," as defined in Rule 12b-2 of the
                           General Rules and Regulations under the Exchange Act as in effect on April 1, 1987, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposition of Voting Shares, "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act as in effect on said date) an aggregate of ten percent or more of the outstanding Voting Shares of the Corporation. A related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such arrangement, contract or other arrangement or understanding shall be deemed a single Related Person for purposes of this Section 10, provided, however, that the members of the board of directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of either (i) the time any definitive agreement relating to a Business Combination is entered into, or (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or
                           (iii) immediately prior to the consummation of a Business Combination shall be deemed a Related Person for purposes of this Section 10.

                                    (c) The term "Continuing Director" shall
                           mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person referred to in Subsection 2(1)(a) of this
                           Section 10 and was a member of the board of directors prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

                                    (d) The term "Person" shall mean any
                           individual, firm, corporation or other entity including a group acting in concert.



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                                    (e) The term "Subsidiary" shall mean any
                           corporation or other entity of which the Person in question owns not less than 50 percent of any class of equity securities, directly or indirectly.

                                    (f) The term "Voting Shares" shall mean any
                           outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                    (g) The term "Entire Board of Directors"
                           shall mean the total number of directors which the Corporation would have if there were no vacancies.

                                    (h) The term "Market Value" shall mean the
                           average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange--Listed Stocks, or, if the shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as two-thirds of the Continuing Directors shall determine.

                           (2)  Certain Determinations

                                    (a) A Related Person shall be deemed for
                           purposes of this Section 10 to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof. With respect to shares owned by affiliates, associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon



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                           acquisition thereof by the affiliate, associate or
                           other Person or (ii) the Market Value of the shares in question (as determined by two-thirds of the Continuing Directors) at the time when the Related Person became the beneficial owner thereof.

                                    (b) For purposes of Subsection 1(2)(a) of
                           this Section 10, in the event of a Business
                           Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) common stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).

                           (3)  Fiduciary obligations.

                           Nothing contained in this Section shall be construed
                  to relieve any Related Person from any fiduciary obligation imposed by law.

                  Subsection 3.  Amendment and Repeal.

                           Notwithstanding any other provision of this
                  Certification of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may permitted by law) any amendment, addition, alteration, change or repeal of this Section 10, or any other amendment of this Certificate of Incorporation or by-laws of the Corporation inconsistent with or modifying or permitting circumvention of this Section 10, must first be proposed by the board of directors of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least 80 percent of the then outstanding Voting Shares of the Corporation, voting as a single class; provided, however, that this Subsection 3 shall not apply to, and such 80 percent vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to stockholders of the



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                  Corporation by the affirmative vote of not less than 75
                  percent of the Continuing Directors. For the purposes of this Subsection 3 only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Directors" shall be deemed to mean the Entire Board of Directors.

         Section 11. ANTI-GREENMAIL. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Shares (as defined in Section 10 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner of such Voting Shares for less then two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding Voting Shares, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Shares beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of Voting Shares made as part of a tender or exchange offer by the Corporation to purchase Voting Shares on the same terms from all holders of the same class of Voting Shares and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Shares, where the board of directors has determined that the purchase price per share of the Voting Shares does not exceed the fair market value of the Voting Shares. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Shares for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the Voting Shares from a Significant Shareholder.

         For the purposes of this Section 11, "Significant Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Shares is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Shares.



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         Section 12.  Indemnification.
                      ---------------

                  Subsection 1.  Power to Indemnify in Actions, Suits or
                                 Proceedings Other Than Those by or in the Right of the Corporation.

                           Subject to Subsection 3 of this Section 12, the
                  Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Subsection 2. Power to Indemnify in Actions, Suits or
                                Proceedings by or in the Right of the
                                Corporation

                           Subject to Subsection 3 of this Section 12, the
                  Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,



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                  trust or other enterprise, against expenses (including
                  attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Subsection 3.  Authorization of Indemnification.

                           Any indemnification under this Section 12 (unless
                  ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsection 1 or Subsection 2 of this Section 12, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

                  Subsection 4.  Good Faith Defined:

                           For purposes of any determination under Subsection 3
                  of this Section 12, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Subsection 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Subsection 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Subsection 1 or 2 of this Section 12, as the case may be.

                  Subsection 5.  Indemnification by a Court.

                           Notwithstanding any contrary determination in the
                  specific case under Subsection 3 of this Section l2, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Subsections 1 and 2 of this Section 12. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sub-sections 1 and 2 of this Section 12, as the case may be. Notice of any application for indemnification pursuant to this Subsection 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

                  Subsection 6.  Expenses Payable in Advance.

                           Expenses incurred in defending or investigating a
                  threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 12.

                  Subsection 7.  Non-exclusivity and Survival of
                                 Indemnification.

                           The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other subsections of this Section 12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Subsection 3 of this Section 12 concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Subsections 1 and 2 of this Section 12 shall be made to the fullest extent permitted by law. The provisions of this
                  Section 12 shall not be deemed to preclude the indemnification of any person who is not specified in Subsections 1 or 2 of this Section 12 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Section 12 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Subsection 8.   Insurance.

                           The Corporation may purchase and maintain insurance
                  on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provision of this Section 12.

                  Subsection 9.  Meaning of "Corporation" for Purposes of
                                 Section 12.

                           For purposes of this Section 12, references to "the
                  Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 12 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 13. No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 13 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         Section 14. The name and address of the sole incorporator is as follows:

                   M. C Kinnamon
                   The Corporation Trust Company
                   1209 Orange Street
                   Wilmington, Delaware 19801

         Section 15. AMENDMENT OF CERTIFICATE OF INCORPORATION. No amendment, addition, alteration, change, or repeal of any provision of this Certificate of Incorporation shall be made, unless such is first proposed by the board of directors of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purposes, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a duly constituted meeting of stockholders called expressly for such purpose, except that the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at such meeting of stockholders shall be required to amend, add to, alter, change or repeal Sections 6, 8, 9, 11, 12 and 13, and that
Section 10 of this Certificate of Incorporation may be amended, added to, altered, changed or repealed only as provided therein. Any amendment, addition, alteration, change or repeal of any provision of this Certificate of Incorporation shall be effective on the date it is duly approved by the stockholders or on such other date as shall be specified in such approval of stockholders.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by The Corporation Trust Company, its sole Incorporator, this 23rd day of September, 1987.

                                         FIRST FRANKLIN CORPORATION

                                         By
                                                  M. C. Kinnamon
                                                  ------------------------------
                                                  M. C. Kinnamon
                                                  Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                           FIRST FRANKLIN CORPORATION

         First Franklin Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That Section 6 of the Certificate of Incorporation be and it hereby is amended to read as follows:

         Section 6. INTERNAL AFFAIRS. The Corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than four nor more than fifteen directors. The number of directors shall be as stated in the Corporation's bylaws, as may be amended from time to time. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; and provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

         Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.

         The board of directors or the stockholders may adopt, alter, amend or repeal the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

         No director shall be removed except for cause and then only by affirmative vote of at least two-thirds of the total votes eligible to be cast by the stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least 20 days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

         All actions required or permitted to be taken by the stockholders shall be voted upon at an annual or special meeting of the stockholders rather than by written consent in lieu of a meeting.

         SECOND: That Section 8 of the Certificate of Incorporation be and it hereby is amended to read as follows:

                  Section 8. CALL OF SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purpose may be called at any time by the president or a majority of the directors then in office.

         THIRD: That the corporation has not received any payment for any of its stock.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware and shall be executed, acknowledged, filed and recorded in accordance with Section 103 of such law.

         IN WITNESS WHEREOF, said First Franklin Corporation has caused this certificate to be signed by Thomas H. Siemers its President, and attested by Gretchen J. Schmidt, its Secretary this 30TH day of October, 1987.

                                              FIRST FRANKLIN CORPORATION

                                              By Thomas H. Siemers
                                                 -------------------------------
                                                 Thomas H. Siemers, President

ATTEST:

By Gretchen J. Schmidt
   ------------------------------
   Gretchen J. Schmidt, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         First Franklin corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         FURTHER RESOLVED, that subject to the approval of the Corporation's stockholders, Paragraph l of Section 4 of the Corporation's Certificate of Incorporation be revised to reduce the number of common shares from 10,000,000 to 1,500,000 and the number of authorized preferred shares from 2,000,000 to 500,000; and that the revised Paragraph 1 of Section 4 shall read as follows:

                  Section 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue shall be two million (2,000,000), of which one million five hundred thousand (1,500,000) shall be common stock, par value $.01 per share, and five hundred thousand (500,000) of which shall be preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

         SECOND: That, the stockholders have approved said amendment at the Annual Meeting of First Franklin Corporation held April 27, 1992 by a vote of 79.4% of the votes entitled to be cast at such meeting pursuant to notice given in accordance with the provisions of section 222 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 222 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said First Franklin Corporation has caused this certificate to be signed by Thomas H. Siemers, its President, and attested by Gretchen Schmidt, its Secretary, this 27th day of April, 1992.

                                            FIRST FRANKLIN CORPORATION

                                            By:Thomas H. Siemers
                                               ---------------------------------
                                               Thomas H. Siemers, President

ATTEST:

By:Gretchen J. Schmidt
   ---------------------------
   Gretchen Schmidt, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         FIRST FRANKLIN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of First Franklin Corporation (First Franklin"), resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring such amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Paragraph 1 of Section 4 of the Certificate of Incorporation of First Franklin be amended to increase the authorized number of Common Stock by 1,000,000 to 2,500,000 and to read as follows:

                  Section 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue shall be three million (3,000,000), of which two million five hundred thousand (2,500,000) shall be common stock, par value $.01 per share, and five hundred thousand (500,000) of which shall be preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, First Franklin Corporation has caused this certificate to be signed by Thomas H. Siemers, its President, and attested by Gretchen Schmidt, its Secretary, this 10th day of May, 1995.

                                               FIRST FRANKLIN CORPORATION

                                               By:Thomas H. Siemers
                                                  ----------------------------
                                                  Thomas H. Siemers, President

ATTEST:

By:Gretchen J. Schmidt
   ------------------------------
   Gretchen J. Schmidt, Secretary